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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_______) pertaining to the Konover Property Trust, Inc. 1993 Amended and Restated Employee Stock Incentive Plan, the Konover Property Trust, Inc. 1995 Outside Directors' Stock Compensation Plan and the Konover Property Trust, Inc. 1996 Restricted Stock Plan of our report dated February 23, 2001 (except with respect to the matter discussed in Note 18 of the consolidated financial statements, as to which the date is March 7, 2001), with respect to the consolidated financial statements and schedule of Konover Property Trust, Inc. included in the Annual Report of Form 10-K for the year ended December 31, 2000 (as amended on Form 10-K/A on April 12, 2001, and as further amended on Form 10-K/A on April 30, 2001).


                                                 /s/ Arthur Andersen LLP
                                                 -------------------------------
                                                 ARTHUR ANDERSEN LLP
Raleigh, North Carolina
June 1, 2001